Exhibit 10.8

SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CHEVRON PHILLIPS CHEMICAL COMPANY LLC

This Second Amendment to the Second Amended and Restated Limited Liability Company Agreement of Chevron Phillips Chemical Company LLC (this “Amendment”), effective as of November 11, 2011, is entered into by and among Chevron U.S.A. Inc., a Pennsylvania corporation, ConocoPhillips Company, a Delaware corporation, Phillips Chemical Holdings Company, a Delaware corporation, WesTTex 66 Pipeline Company, a Delaware corporation, and Phillips Petroleum International Corporation, a Delaware corporation (collectively, the “Members”), constituting all of the members of Chevron Phillips Chemical Company LLC (the “Company”). Any capitalized terms used but not defined herein shall have the same meanings set forth in the Second Amended and Restated Limited Liability Company Agreement of Chevron Phillips Chemical Company LLC (as amended, the “LLC Agreement”).

RECITALS

WHEREAS, the Members of the Company desire to amend the LLC Agreement as provided herein to remove the requirement that the Company make the Minimum Leverage Distribution.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.	AMENDMENTS TO THE LLC AGREEMENT

1.1 Deletion of Certain Definitions.

1.1.1 Article 1 of the LLC Agreement is hereby amended by deleting each of the following defined terms and their respective definitions therefrom: “Adjusted Class C Financial Statement Net Contribution,” “Adjusted Class P Financial Statement Net Contribution,” “Class C Financial Statement Net Contribution,” “Class P Financial Statement Net Contribution,” “Leverage Ratio Deficit,” “Minimum Leverage Distribution,” “Net Cash Available for Distribution” and “Pre-Adjustment Excess.”

1.2 Board of Director Approval.

1.2.1 Section 7.1(a)(iv) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“(iv) Any distribution to the Members in excess of, or in an amount less than, Tax Distributions (which are deemed automatically approved by the Board of Directors) other than a distribution of a Mandatory Redemption Payment (which is deemed automatically approved by the Board of Directors).”

1.3 Distributions.

1.3.1 Section 9.2(b) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“[INTENTIONALLY OMITTED]”

1.3.2 Section 9.2(c) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“Any distributions by the Company to the Members, other than the Tax Distribution and any distributions of a Mandatory Redemption Payment, shall be payable at the discretion of the Board of Directors.”

II.	MISCELLANEOUS

2.1 Full Force and Effect. Except as amended by this Amendment or by the letter agreement among Chevron U.S.A. Inc., ConocoPhillips Company and the other parties hereto of even date hereof (the “Letter Agreement”), the LLC Agreement continues in full force and effect, and the parties hereto hereby ratify and confirm the LLC Agreement, as amended hereby and thereby. All references to the “Agreement,” “herein,” “hereof,” “hereunder” or words of similar import in the LLC Agreement shall be deemed to mean the LLC Agreement as amended by this Amendment and the Letter Agreement.

2.2 Counterparts. This Amendment may be executed in two or more counterparts, including through electronically exchanged signature pages (e.g., emailed PDFs or facsimile transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when there exists copies hereof which, when taken together, bear the authorized signatures of each of the parties hereto. Only one such counterpart signed by the party against whom enforceability is sought need to be produced to evidence the existence of this Amendment.

2.3 Third Parties. Nothing in this Amendment, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment.

2.4 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

2.4.1 This Amendment shall be governed by and construed under the substantive laws of the State of Delaware, without regard to Delaware choice of law provisions.

2.4.2 Each party hereto irrevocably submits to the jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Amendment, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

2.4.3 To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Amendment.

2.4.4 Each party hereto waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Amendment. Each party hereto certifies that it has been induced to enter into this Amendment by, among other things, the mutual waivers and certifications set forth above in this Section 2.4.

2.5 Titles and Subtitles; Forms of Pronouns; Construction and Definitions. The titles of the sections and paragraphs of this Amendment are for convenience only and are not to be considered in construing this Amendment. All pronouns used in this Amendment shall be deemed to include masculine, feminine and neuter forms, the singular number includes the plural and the plural number includes the singular. Unless otherwise specified, references to Sections or Articles are to the Sections or Articles in this Amendment. Unless the context otherwise requires, the term “including” shall mean “including, without limitation”.

2.6 Severability. If one or more provisions of this Amendment are held by a proper court to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary and permitted by law, shall be severed herefrom, and the balance of this Amendment shall be enforceable in accordance with its terms.

2.7 Further Action. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to give full effect to the provisions of this Amendment and the transactions contemplated hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

CHEVRON U.S.A. INC.

By:	/s/ Mark Menke

Name:	Mark Menke
Its:	GM - Mergers & Acquisitions
Assistant Secretary

CONOCOPHILLIPS COMPANY

By:	/s/ Greg C. Garland

Name:	Greg C. Garland
Its:	Senior Vice President,
Exploration & Production—Americas

PHILLIPS CHEMICAL HOLDINGS COMPANY

By:	/s/ Frances M. Vallejo

Name:	Frances M. Vallejo
Its:	Vice President & Treasurer

WESTTEX 66 PIPELINE COMPANY

By:	/s/ Frances M. Vallejo

Name:	Frances M. Vallejo
Its:	Vice President & Treasurer

PHILLIPS PETROLEUM INTERNATIONAL CORPORATION

By:	/s/ Frances M. Vallejo

Name:	Frances M. Vallejo
Its:	Vice President & Treasurer

[Signature Page to Second Amendment to LLC Agreement]